NEWS RELEASE
April 28, 2011

Sun Communities, Inc. Reports 2011 First Quarter Results

Southfield, MI, April 28, 2011 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its first quarter results.

Highlights: Three Months Ended March 31, 2011 vs. March 31, 2010

➢	Funds from Operations (“FFO”)(1) excluding certain items described in this release was $19.0 million compared to $17.7 million in the first quarter of 2010, an increase of 1.3 million or 7.3 percent.

➢	Same Site Net Operating Income (“NOI”)(2) increased by 4.2 percent.

➢	Total revenues were $69.6 million, up $2.2 million or 3.3 percent.

➢	Home sales increased 9.8 percent, from 325 units to 357 units.

“We completed another solid quarter producing additional occupancy growth, increased home sales and strong same site NOI growth, as well as adding $32.1 million of equity to our balance sheet and refinancing $104.0 million of our 2011 debt maturities”, said Gary A. Shiffman, Chairman and Chief Executive Officer. “These transactions strengthen our balance sheet and when added to growth from our core portfolio, as well as from several community expansion and acquisition opportunities, present a compelling prospect for a successful year at Sun”, added Shiffman.

Funds from Operations(1)

FFO(1) increased to $18.8 million, or $0.82 per diluted share and OP Unit (“Share”), in the first quarter of 2011 as compared to $17.6 million, or $0.84 per Share, in the first quarter of 2010. Excluding certain items described in the Reconciliation of Net Income to FFO(1) table accompanying this release, FFO(1) was $19.0 million, or $0.83 per Share, for the first quarter of 2011 as compared to $17.7 million, or $0.84 per Share, in the first quarter of 2010.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the first quarter of 2011 was $2.4 million, or $0.11 per diluted common share, compared with net income of $1.3 million, or $0.07 per diluted common share, for the first quarter of 2010.

Community Occupancy

During the first quarter of 2011, revenue producing sites increased by 143 sites, compared to an increase of 242 sites during the first quarter of 2010.

Sun Communities, Inc. 1st Quarter 2011

Occupancy increased to 84.6 percent at March 31, 2011 from 83.9 percent at March 31, 2010. Excluding the 78 recently developed expansion sites that remained vacant at March 31, 2011; occupancy would have been 84.8 percent.

The Company rented an additional 94 homes during the three months ended March 31, 2011, bringing the total number of occupied rentals to 6,235.

Same Site Results

For 136 communities owned throughout 2011 and 2010, first quarter 2011 total revenues increased 3.1 percent and total expenses increased 0.4 percent, resulting in an increase in NOI(2) of 4.2 percent over the first quarter of 2010.

Home Sales

During the first quarter of 2011, 357 homes were sold, an increase of 9.8 percent from the 325 homes sold during the first quarter of 2010. Rental home sales, included in total home sales above, totaled 216 and 178 for the three months ended March 31, 2011 and March 31, 2010, respectively, resulting in an increase of 21.3 percent.

Stock Issuance

During the quarter, the Company sold 975,882 shares of common stock at a weighted average price of $32.93 per share, resulting in additional net capital of approximately $32.1 million.  This additional capital is expected to be utilized in connection with the previously announced portfolio acquisition expected to close in May 2011.  Currently, the funds have been used to pay down the Company’s unsecured line of credit.

Debt Refinancing

On March 1, 2011, we completed a collateralized mortgage backed security (“CMBS”) financing with JPMorgan Chase Bank, National Association for $115.0 million bearing an interest rate of 5.837% and a maturity of March 1, 2021.  The loan refinanced $104.8 million of CMBS debt which was scheduled to mature in July 2011 and was collateralized using the same property pool.

The Company has also entered into a term sheet to complete a $23.8 million CMBS financing with Merrill Lynch Mortgage Lending, Inc. The financing is expected to bear interest at approximately 5.8 percent, based on current indicative pricing, with a ten year maturity and replaces currently existing mortgage debt on three properties which was scheduled to mature in June 2012.

Acquisitions

The previously announced acquisition of eighteen manufactured housing communities and one recreational vehicle community continues to progress and is expected to close in May 2011. The acquisition remains subject to certain final closing conditions including the consent of existing lenders.

Additionally, the Company has entered into a letter of intent to purchase a recreational vehicle community containing 521 sites located in Orange City, Florida.  The Company previously provided third party management services to the community and has good working knowledge of the property. The approximate purchase price is $6.5 million and, subject to the execution of a definitive purchase agreement and the satisfaction of customary closing conditions, the closing is expected in May 2011.

Sun Communities, Inc. 1st Quarter 2011

Earnings Conference Call

A conference call to discuss first quarter operating results will be held on Thursday, April 28, 2011, at 11:00 A.M. (EDT).  To participate, call toll-free 877-941-8609.  Callers outside the U.S. or Canada can access the call at 480-629-9818.  A replay will be available following the call through May 12, 2011, and can be accessed toll-free by calling 800-406-7325 or by calling 303-590-3030.  The Conference ID number for the call and the replay is 4429432. The conference call will be available live on Sun Communities website www.suncommunities.com.  Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 136 communities comprising approximately 47,700 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquires to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by facsimile (248) 208-2645 or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin RoadSouthfield, MI 48034.

Sun Communities, Inc. 1st Quarter 2011

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Management also uses an Adjusted Funds from Operations (“Adjusted FFO”) non-GAAP financial measure, which excludes certain gain and loss items that management considers unrelated to the operational and financial performance of the Company’s core business. The Company believes that Adjusted FFO provides investors with another financial measure of our operating performance that is more comparable when evaluating period over period results. Other REITs may use different methods for calculating FFO and Adjusted FFO and, accordingly, the Company’s FFO and Adjusted FFO may not be comparable to other REITs.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2010 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 1st Quarter 2011

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(Unaudited)
	March 31, 2011	December 31, 2010
ASSETS
Investment property, net	$1,026,767	$1,032,326
Cash and cash equivalents	4,857	8,420
Inventory of manufactured homes	3,140	2,309
Notes and other receivables	94,448	88,807
Other assets	30,863	30,829
TOTAL ASSETS	$1,160,075	$1,162,691

LIABILITIES
Debt	$1,172,966	$1,163,612
Lines of credit	62,889	94,527
Other liabilities	35,922	36,936
TOTAL LIABILITIES	$1,271,777	$1,295,075

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.01 par value, 10,000 shares authorized, none issued	$-	$-
Common stock, $0.01 par value, 90,000 shares authorized (March 31, 2011 and December 31, 2010, 22,722 and 21,716 shares issued respectively)	227	217
Additional paid-in capital	527,437	495,331
Accumulated other comprehensive loss	(1,860)	(2,226)
Distributions in excess of accumulated earnings	(560,335)	(549,625)
Treasury stock, at cost (March 31, 2011 and December 31, 2010, 1,802 shares)	(63,600)	(63,600)
Total Sun Communities, Inc. stockholders' deficit	(98,131)	(119,903)
Noncontrolling interests	(13,571)	(12,481)
TOTAL STOCKHOLDERS’ DEFICIT	(111,702)	(132,384)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,160,075	$1,162,691

Sun Communities, Inc. 1st Quarter 2011

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
REVENUES
Income from real property	$53,836	$52,007
Revenue from home sales	8,235	8,037
Rental home revenue	5,330	5,079
Ancillary revenues, net	294	226
Interest	2,068	1,796
Other (loss) income, net	(171)	272
Total revenues	69,592	67,417

COSTS AND EXPENSES
Property operating and maintenance	13,458	13,040
Real estate taxes	4,115	4,180
Cost of home sales	6,491	6,244
Rental home operating and maintenance	3,673	3,623
General and administrative - real property	4,478	3,490
General and administrative - home sales and rentals	1,973	1,933
Acquisition related costs	249	-
Depreciation and amortization	16,557	16,573
Interest	15,406	15,105
Interest on mandatorily redeemable debt	826	817
Total expenses	67,226	65,005

Income before income taxes and equity income (loss) from affiliates	2,366	2,412
Provision for state income taxes	(131)	(132)
Equity income (loss) from affiliates	350	(819)
Net income	2,585	1,461
Less: amounts attributable to noncontrolling interests	185	124
Net income attributable to Sun Communities, Inc. common stockholders	$2,400	$1,337

Weighted average common shares outstanding:
Basic	20,808	18,842
Diluted	22,902	20,984

Earnings per share:
Basic	$0.12	$0.07
Diluted	$0.11	$0.07

Cash dividends per common share:	$0.63	$0.63

Sun Communities, Inc. 1st Quarter 2011

Reconciliation of Net Income to FFO(1)
(in thousands except for per Share amounts)

	Three Months Ended
	March 31,
	2011	2010
Net income	$2,585	$1,461
Adjustments:
Depreciation and amortization	16,897	17,034
Gain on disposition of assets, net	(686)	(849)
Funds from operations (FFO)(1)	$18,796	$17,646

Weighted average Common Shares/OP Units outstanding:
Basic	22,889	20,981
Diluted	22,902	20,984

FFO(1) per weighted average Common Share/OP Unit - Basic	$0.82	$0.84
FFO(1) per weighted average Common Share/OP Unit - Diluted	$0.82	$0.84

The table below adjusts FFO(1) for certain items as detailed below.

	Three Months Ended
	March 31,
	2011	2010
Net income	$2,585	$1,461
Michigan Business tax reversal	-	(740)
Equity affiliate adjustment (3)	-	819
Acquisition related costs	249	-
Benefit for state income taxes (4)	(9)	(11)
Adjusted net income	2,825	1,529
Depreciation and amortization	16,897	17,034
Gain on disposition of assets, net	(686)	(849)
Adjusted funds from operations (FFO)(1)	$19,036	$17,714

Adjusted FFO(1) per weighted average Common Share/OP Unit - Diluted	$0.83	$0.84

(3)	This amount represents our equity loss from affiliates in 2010. Origen declared a cash dividend of $0.4 million which remains in 2011 Adjusted FFO.

(4)
The tax benefit for the periods ended March 31, 2011 and 2010 represents the reversal of the Michigan Business Tax provision previously recorded. These taxes do not impact Adjusted FFO and would be payable from prospective proceeds of such sales.

Sun Communities, Inc. 1st Quarter 2011

Statement of Operations – Same Site
(in thousands except for other information)

	Three Months Ended March 31,
	2011	2010	Change	% Change
REVENUES:
Income from real property	$50,664	$49,134	$1,530	3.1%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	3,964	3,823	141	3.7%
Legal, taxes, & insurance	701	610	91	14.9%
Utilities	3,131	3,479	(348)	-10.0%
Supplies and repair	1,443	1,300	143	11.0%
Other	1,047	955	92	9.6%
Real estate taxes	4,115	4,180	(65)	-1.6%
Property operating expenses	14,401	14,347	54	0.4%

NET OPERATING INCOME ("NOI") (2)	$36,263	$34,787	$1,476	4.2%

	As of March 31,
	2011	2010	Change
OTHER INFORMATION
Number of properties	136	136	-
Developed sites	47,684	47,566	118
Occupied sites (5)	38,641	38,177	464
Occupancy % (5)	84.6%	83.9%	0.7%
Weighted average monthly rent per site (6)	$418	$407	11
Sites available for development	5,439	5,588	(149)

(5)	Occupied sites and occupancy % include manufactured housing and permanent recreational vehicle sites, and exclude seasonal recreational vehicle sites.

(6)	Average rent relates only to manufactured housing sites, and excludes permanent and seasonal recreational vehicle sites.

Sun Communities, Inc. 1st Quarter 2011

Rental Program Summary
(in thousands except for *)

	Three Months Ended March 31,
	2011	2010	Change	% Change
REVENUES:
Rental home revenue	$5,330	$5,079	$251	4.9%
Site rent included in income from real property	7,572	7,016	556	7.9%
Rental program revenue	12,902	12,095	807	6.7%

EXPENSES:
Payroll and commissions	472	500	(28)	-5.6%
Repairs and refurbishment	1,806	1,604	202	12.6%
Taxes and insurance	736	783	(47)	-6.0%
Marketing and other	659	736	(77)	-10.5%
Rental program operating and maintenance	3,673	3,623	50	1.4%

NET OPERATING INCOME ("NOI") (2)	$9,229	$8,472	$757	8.9%

Occupied rental home information as of March 31, 2011 and 2010:
Number of occupied rentals, end of period*	6,235	5,950	285	4.8%
Investment in occupied rental homes	$203,280	$188,737	$14,543	7.7%
Number of sold rental homes*	216	178	38	21.3%
Weighted average monthly rental rate*	$741	$729	$12	1.6%

Sun Communities, Inc. 1st Quarter 2011